Exhibit # 23.2

                          Consent of Accountants - KCH
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[LETTERHEAD of Letterhead of Kingery Crouse & Hohl P.A.]]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-4 of our report dated June 20, 2000, with respect to the financial statements of Competitive Companies, Inc. and subsidiary as of December 31, 1999 and for the years ended December 31, 1999 and 1998 filed with the Securities and Exchange Commission.

/s/ KINGERY, CROUSE & HOHL, P.A.
Tampa, Florida
February 9, 2001
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